UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2012

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices,

Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 27, 2012, NiMin Energy Corp. (the “Company”) announced it and its wholly-owned subsidiary, Legacy Energy, Inc. (“Legacy”), entered into a definitive agreement (the “California Agreement”) for the sale of its assets in California’s San Joaquin Basin (the “California Assets”) to Southern San Joaquin Production, LLC for a total cash consideration of approximately US$27 million, subject to adjustment. The sale of the California Assets is subject to customary closing conditions, including approval by NiMin shareholders for the sale of all or substantially all of the assets of the Company (the “Asset Sales”). The Company will also seek shareholder approval for the wind up and dissolution of the Company. A copy of the press release issued by the Company announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed Asset Sales and liquidation and dissolution of the Company. In connection with the proposed transaction, the Company intends to file a management information circular/proxy statement (the “Circular”) and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CIRCULAR, WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Circular and other documents filed by the Company with the Securities and Exchange Commission (when available) at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.niminenergy.com. The Circular and other relevant materials (when available) may also be obtained for free from the Company by directing a request to NiMin Energy Corp., 1160 Eugenia Place, Suite 100, Carpinteria, California USA 93013; telephone (805) 566-2900. The contents of the websites referenced above are not deemed to be incorporated by reference into the Circular.

Participants in Solicitation:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions. Information concerning the interests of the Company’s participants in the solicitation is, and will be, set forth in the Company’s Circular and Annual Reports on Form 10-K, previously or in the future filed with the Securities and Exchange Commission, and in the Circulars relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from the Company at http://www.niminenergy.com, or by directing a request to NiMin Energy Corp., 1160 Eugenia Place, Suite 100, Carpinteria, California USA 93013; telephone (805) 566-2900.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements and information (“forward-looking statements”), as defined by the Private Securities Litigation Reform Act of 1995, and within the meaning of other applicable securities laws regarding the Asset Sales, the preparation and mailing of the Circular, the approval of matters to be presented to shareholders at an annual and special meeting (the “Meeting”), the timing of the Meeting, the liabilities of the Company, the net proceeds available for distribution, the dissolution of Legacy and NiMin and the distribution of funds to shareholders. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Although NiMin believes that the expectations reflected in its forward-looking statements are reasonable, such statements have been based upon currently available information to NiMin. Such statements are subject to known and unknown risks, uncertainties and other factors that could influence actual results or events and cause actual results or events to differ materially from those stated, anticipated or implied in forward-looking statements. Risks include, but are not limited to: receipt of all required regulatory and shareholder approvals, satisfaction of the conditions to the sale of the California Assets and the sale of the Company’s assets in Wyoming’s Big Horn Basin, changes in tax laws, the ability to liquidate the remaining assets of the Company, the ability to dissolve Legacy and NiMin and the risks associated with the oil and gas industry. The risks, uncertainties, material assumptions and other factors that could affect actual results are discussed in more detail in our Annual Information Form/Annual Report on Form 10-K and other documents available at www.sedar.com and www.sec.gov. Readers are cautioned to not place undue reliance on forward-looking statements. The statements in this press release are made as of the date of this release, and, except as required by applicable law, NiMin does not undertake any obligation to publicly update or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this document are expressly qualified by this cautionary statement. NiMin undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the NiMin or the transactions discussed herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Company press release dated April 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP. (Registrant)

April 27, 2012	/s/ Clarence Cottman, III
Clarence Cottman, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release dated April 27, 2012